Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Omnia Wellness Inc. (the “Company”) on Form 10-K for the fiscal year ended March 31, 2020 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Amer Samad, Chief Executive Officer, President, Treasurer and Secretary of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the company.

Date: July 14, 2020

/s/ Amer Samad
Amer Samad
Chief Executive Officer, President, Treasurer and Secretary
(principal executive officer and principal financial officer)